EXHIBIT 99.1

MORTGAGEIT SECURITIES CORP.,

as Depositor

MORTGAGEIT TRUST 2005-5,

as Issuer

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Master Servicer and Securities Administrator

and

MORTGAGEIT HOLDINGS, INC.,

as Seller and Company

SALE AND SERVICING AGREEMENT

Dated as of October 25, 2005

MortgageIT Securities Corp.

MortgageIT Trust 2005-5,

Mortgage-Backed Notes, Series 2005-5

ARTICLE I	Definitions
Section 1.01.	Definitions
Section 1.02.	Other Definitional Provisions
ARTICLE II	Conveyance of Mortgage Loans
Section 2.01.	Conveyance of Mortgage Loans to Issuer
Section 2.02.	Acceptance of Mortgage Loans by the Issuer
Section 2.03.	Assignment of Interest in the Mortgage Loan Purchase Agreement
Section 2.04.	Substitution of Mortgage Loans
Section 2.05.	Representations and Warranties Concerning the Depositor
Section 2.06.	Representations and Warranties Regarding the Master Servicer
Section 2.07.	Assignment of Agreement
ARTICLE III	Administration and Servicing of Mortgage Loans
Section 3.01.	Master Servicer
Section 3.02.	[Reserved]
Section 3.03.	Monitoring of Servicer
Section 3.04.	Fidelity Bond
Section 3.05.	Power to Act; Procedures
Section 3.06.	Due-on-Sale Clauses; Assumption Agreements
Section 3.07.	Release of Mortgage Files

Section 3.08.	Documents, Records and Funds in Possession of Master Servicer To

Be Held for Issuer and Indenture Trustee

Section 3.09.	Standard Hazard Insurance and Flood Insurance Policies
Section 3.10.	Presentment of Claims and Collection of Proceeds
Section 3.11.	Maintenance of the Primary Mortgage Insurance Policies

Section 3.12.	Indenture Trustee to Retain Possession of Certain Insurance Policies
and Documents
Section 3.13.	Realization Upon Defaulted Mortgage Loans
Section 3.14.	Compensation for the Master Servicer
Section 3.15.	REO Property
Section 3.16.	Annual Officer’s Certificate as to Compliance
Section 3.17.	Annual Independent Accountant’s Servicing Report
Section 3.18.	Reports Filed with Securities and Exchange Commission
Section 3.19.	Reserved
Section 3.20.	UCC
Section 3.21.	Optional Purchase of Mortgage Loans
Section 3.22.	Monthly Advances
Section 3.23.	Compensating Interest Payments
ARTICLE IV	Accounts
Section 4.01.	Protected Accounts
Section 4.02.	[Reserved]
Section 4.03.	[Reserved]

Section 4.04.	Payment Account
Section 4.05.	Permitted Withdrawals and Transfers from the Payment Account
ARTICLE V	The Master Servicer
Section 5.01.	Liabilities of the Master Servicer
Section 5.02.	Merger or Consolidation of the Master Servicer

Section 5.03.	Indemnification of the Indenture Trustee, Owner Trustee, the Master
Servicer and the Securities Administrator
Section 5.04.	Limitations on Liability of the Master Servicer and Others
Section 5.05.	Master Servicer Not to Resign
Section 5.06.	Successor Master Servicer
Section 5.07.	Sale and Assignment of Master Servicing
ARTICLE VI	Default
Section 6.01.	Master Servicer Events of Default
Section 6.02.	Indenture Trustee to Act; Appointment of Successor
Section 6.03.	Notification to Noteholders
Section 6.04.	Waiver of Defaults
ARTICLE VII	Miscellaneous Provisions
Section 7.01.	Amendment
Section 7.02.	Recordation of Agreement
Section 7.03.	Governing Law
Section 7.04.	Notices
Section 7.05.	Severability of Provisions
Section 7.06.	Successors and Assigns
Section 7.07.	Article and Section Headings
Section 7.08.	Counterparts
Section 7.09.	Notice to Rating Agencies
Section 7.10.	Termination
Section 7.11.	No Petition
Section 7.12.	No Recourse
Section 7.13.	Additional Terms Regarding Indenture

EXHIBITS

Exhibit A	-	Mortgage Loan Schedule
Exhibit B	-	Request for Release of Documents
Exhibit C	-	MortgageIT Servicing Agreement
Exhibit D	-	Assignment Agreement
Exhibit E	-	Mortgage Loan Purchase Agreement

SALE AND SERVICING AGREEMENT

Sale and Servicing Agreement dated as of October 25, 2005 (the “Agreement”), among MortgageIT Securities Corp., a Delaware corporation, as depositor (the “Depositor”), MortgageIT Trust 2005-5, a Delaware statutory trust, as issuer (the “Issuer”), Deutsche Bank National Trust Company, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), Wells Fargo Bank, National Association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and MortgageIT Holdings, Inc., as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”).

PRELIMINARY STATEMENT

On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement. Prior to the Closing Date, pursuant to a Trust Agreement, as amended and restated on the Closing Date, the Depositor created MortgageIT Trust 2005-5, a Delaware statutory trust, for the purpose of holding the Mortgage Loans and issuing the Trust Certificates (the “Certificates”), pursuant to the Trust Agreement, and the Notes, pursuant to the Indenture. Pursuant to this Agreement, on the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Issuer and pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans and other property acquired from the Depositor pursuant to this Agreement to the Indenture Trustee to secure the Notes issued pursuant to the Indenture. In consideration for the Mortgage Loans and other property conveyed pursuant to this Agreement, the Depositor will receive from the Issuer the Certificates evidencing the entire beneficial ownership interest in the Issuer and the Notes representing indebtedness of the Issuer.

The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $905,128,367.05.

In consideration of the mutual agreements herein contained, each of the Depositor, the Issuer, the Master Servicer, the Securities Administrator, the Seller, the Company and the Indenture Trustee undertakes and agrees to perform their respective duties hereunder as follows:

ARTICLE I

Definitions

Section 1.01.   Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.	Other Definitional Provisions.

(a)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Mortgage Loans

Section 2.01.     Conveyance of Mortgage Loans to Issuer. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuer without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Payment Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicer in the Protected Account and the Securities Administrator in the Payment Account, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the MortgageIT Servicing Agreement and (viii) any proceeds of the foregoing. Although it is the intent of the Depositor and the Issuer that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Estate to the Issuer pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Issuer a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

(b)          In connection with the above transfer and assignment, the Depositor hereby delivers to the Custodian, on behalf of the Issuer, with respect to each Mortgage Loan:

(i)           the original Mortgage Note, endorsed without recourse in blank or to the order of the Indenture Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it in blank or to the Indenture Trustee, or lost note affidavit together with a copy of the related Mortgage Note;

(ii)          the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form);

(iii)         unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) in blank or to “Deutsche Bank National Trust Company, as Indenture Trustee, on behalf of the Noteholders”, with evidence of recording with respect to each Mortgage Loan in the name of the Indenture Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form);

(iv)         all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)          the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)         the original or a copy of the policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)	originals of all modification agreements, if applicable and available;

provided, however, that in lieu of the foregoing, the Depositor may deliver to the Custodian, the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument (including the Mortgage), assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Servicer, or its agent on its behalf, substantially to the effect that such copy is a true and correct copy of the original; (x) in lieu of the Security Instrument, assignment in blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded or from the Depositor’s agent, escrow agent or closing attorney; (y) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Depositor may deliver lost note affidavits from the Seller; and (z) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the Seller and the Depositor, between the Depositor and the Issuer, and between the Issuer and the Indenture Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Custodian, promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause each assignment of the Security Instrument to the Indenture Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies as evidenced in writing or an Opinion of Counsel addressed to the Indenture Trustee has been provided to the Indenture Trustee and the Issuer which states that recordation of such Security Instrument is not required to protect the interests of the Noteholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successor and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Issuer or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of

Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Securities Administrator from funds in the Payment Account in accordance with Section 4.05 of this Agreement.

Section 2.02.   Acceptance of Mortgage Loans by the Issuer. (a) The Issuer acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the Custodian, on its behalf, and the exceptions which may be noted by the Custodian, on its behalf, pursuant to the procedures described below, and the Issuer will cause the Custodian to hold, the documents (or certified copies thereof) delivered to the Custodian, pursuant to Section 2.01, and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of all present and future Holders of the Notes issued pursuant to the Indenture. On the Closing Date, in accordance with the Custodial Agreement, the Custodian shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor, the Seller, the Indenture Trustee and the Issuer of an Initial Certification, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. To the extent that a Custodian has not received a Mortgage File with respect to any of the Mortgage Loans by the Closing Date, the Indenture Trustee shall not require the deposit of cash into the Payment Account or any other account to cover the amount of that Mortgage Loan and shall solely treat such Mortgage Loan as if it were in breach of a representation or warranty; provided that the aggregate Stated Principal Balance of such Mortgage Loans does not exceed 1% of the Cut-off Date Balance. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Custodian thereof), the Custodian, in accordance with the Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Depositor, the Seller, the Indenture Trustee and Issuer an Interim Certification. In conducting such review, the Custodian will ascertain whether all documents required to be reviewed by it have been executed and received, and based on the Mortgage Loan Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit A or does not conform on its face to the review criteria specified in this Section (a “Material Defect”), the Custodian shall notify the Seller and the Indenture Trustee of such Material Defect in writing. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Indenture Trustee of the defect and if the Seller fails to correct or cure the Material Defect within such period, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Indenture Trustee’s notification, provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)          No later than 180 days after the Closing Date, the Custodian, in accordance with the Custodial Agreement, will review, for the benefit of the Noteholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Seller, the Indenture Trustee and the Issuer a Final Certification. In conducting such review, the Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds a Material Defect, the Custodian shall promptly notify the Seller and the Indenture Trustee in writing (provided, however, that with respect to those documents described in subsections (b)(iv), (v) and (vii) of Section 2.01, the Custodian’s obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian or the Indenture Trustee of the Material Defect and if the Seller is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Custodian’s or Indenture Trustee’s notification, provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Indenture Trustee shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c)          In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to Securities Administrator the Repurchase Price for deposit in the Payment Account and the Seller shall provide to the Securities Administrator and the Indenture Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Payment Account, the Depositor shall notify the Indenture Trustee and the Custodian, and the Indenture Trustee (upon receipt of a Request for Release in the form of Exhibit B attached hereto with respect to such Mortgage Loan and certification that the Repurchase Price has been deposited in the Payment Account), shall cause the Custodian to release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor, the Indenture Trustee and the Custodian, to reflect such repurchase and shall promptly deliver to the Rating Agencies, the Indenture Trustee, the Custodian and the Issuer a copy of such amendment. The obligation of the Seller to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a Material Defect in a constituent document exists shall be the sole remedy respecting such Material Defect available to the Issuer, the Noteholders or to the Indenture Trustee on their behalf.

Section 2.03.   Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) Depositor hereby assigns to the Issuer, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the MortgageIT Servicing Agreement. The Depositor hereby acknowledges that such right, title and interest in the Mortgage Loan Purchase Agreement, will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Issuer’s, the Indenture Trustee’s and the Noteholders’ sole remedy for any breach thereof. At the request of the Issuer or the Indenture Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Issuer, the Indenture Trustee and the Noteholders and shall execute such further documents as the Issuer or the Indenture Trustee may reasonably require in order to enable the Indenture Trustee to carry out such enforcement.

(b)          If the Depositor, the Securities Administrator, the Issuer or the Indenture Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of the Issuer, the Noteholders or the Indenture Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement and Section 2.04 of this Agreement, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Issuer; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower. Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Securities Administrator for deposit in the Payment Account and written notification detailing the components of such Repurchase Price. The Depositor shall submit to the Indenture Trustee and the Custodian a Request for Release, and the Indenture Trustee shall cause the Custodian to release, upon receipt of certification from the Securities Administrator that the Repurchase Price has been deposited in the Payment Account, to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly deliver to the Issuer, Indenture Trustee, the Custodian and the Rating Agencies a copy of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders or the Indenture Trustee on their behalf.

Section 2.04.     Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Indenture Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement. The Indenture Trustee shall cause the Custodian to examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Indenture Trustee shall cause the Custodian to notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of Section 2.02. Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Payment Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of certification from the Securities Administrator that such excess has been deposited in the Payment Account, the Indenture Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Estate and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Estate.

Upon acceptance of the Substitute Mortgage Loan (and delivery to the Indenture Trustee and the Custodian of a Request for Release for such Mortgage Loan), the Indenture Trustee shall cause the Custodian to release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement and Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Indenture Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Issuer, the Indenture Trustee, the Custodian and the Rating Agencies.

Section 2.05.     Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee, the Master Servicer and the Securities Administrator as follows:

(i)           the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)          the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)         the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)         there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or

(vii)        with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(viii)      immediately prior to the transfer and assignment to the Issuer, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Issuer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.06.   Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Issuer, the Depositor, the Seller and the Indenture Trustee for the benefit of the Noteholders, as follows:

(i)           The Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the Untied States of America and has the corporate power to own its assets and to transact the business in which it is currently engaged;

(ii)          The Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)         The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(v)          No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer), or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Notes or the Certificates which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

Section 2.07.   Assignment of Agreement. The Seller, the Depositor and the Master Servicer hereby acknowledge and agree that the Issuer may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Seller, the Depositor or the Master Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuer hereunder as shall be so assigned. The Issuer shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Seller contained in the Mortgage Loan Purchase Agreement, to the Indenture Trustee, for the benefit of the Noteholders. The Seller agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuer, the repurchase obligations of the Seller set forth herein and in the Mortgage Loan Purchase Agreement with respect to breaches of such representations, warranties, agreements and covenants. Any such assignment to the Indenture Trustee shall not be deemed to constitute an assignment to the Indenture Trustee of any obligations or liabilities of the Issuer under this Agreement.

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.     Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the MortgageIT Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the MortgageIT Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to the Mortgage Loans, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 7.03 of the Indenture, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer pursuant to the MortgageIT Servicing Agreement.

The Indenture Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Indenture Trustee shall not be liable for the Servicer’s or the Master Servicer’s use or misuse of such powers of attorney.

The Indenture Trustee shall provide access to the records and documentation in possession of the Indenture Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Indenture Trustee. The Indenture Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Indenture Trustee’s actual costs.

The Indenture Trustee shall execute and deliver to the Servicer or the Master Servicer, as applicable based on the requesting party, any court pleadings, requests for trustee’s sale or other documents necessary or reasonably desirable to (i) effect the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) take any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02.	[Reserved].

Section 3.03.    Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Issuer, the Indenture Trustee and the Depositor the compliance by the Servicer with its duties under the MortgageIT Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of the MortgageIT Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the MortgageIT Servicing Agreement, or that a notice should be sent pursuant to the MortgageIT Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Issuer and the Indenture Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)          The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer under the MortgageIT Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the MortgageIT Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Issuer and the Indenture Trustee to enter in to a new MortgageIT Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the MortgageIT Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)          To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the MortgageIT Servicing Agreement (including, without limitation, (i) all out of pocket legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the MortgageIT Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Payment Account.

(d)          The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the MortgageIT Servicing Agreement.

(e)          If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04.     Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05.    Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Issuer, Noteholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the MortgageIT Servicing Agreement, as applicable. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the MortgageIT Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for use or misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Issuer or the Indenture Trustee, be deemed to be the agent of the Issuer or the Indenture Trustee.

Section 3.06.     Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the MortgageIT Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the MortgageIT Servicing Agreement. If applicable law prohibits the enforcement of a due-

on-sale clause or such clause is otherwise not enforced in accordance with the MortgageIT Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the MortgageIT Servicing Agreement.

Section 3.07.    Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Noteholders on the next Payment Date, the Servicer will, if required under the MortgageIT Servicing Agreement, promptly furnish to the Indenture Trustee two copies of a certification substantially in the form of Exhibit B hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to the MortgageIT Servicing Agreement have been so deposited) and shall request that the Indenture Trustee deliver or cause the Custodian to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release or cause the Custodian to release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the MortgageIT Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon the request of the Servicer or the Master Servicer, and delivery to the Indenture Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit B (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release or cause the Custodian to release the related Mortgage File held in its or the Custodian’s possession or control to the Servicer or the Master Servicer, as applicable. The Servicer or the Master Servicer shall be obligated to return the Mortgage File to the Indenture Trustee or the Custodian when the need therefor by the Servicer or the Master Servicer, as it reasonably determines, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Indenture Trustee or the Custodian to the Servicer or the Master Servicer.

Section 3.08.    Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuer and Indenture Trustee.

(a)          The Master Servicer shall transmit and the Servicer (to the extent required by the MortgageIT Servicing Agreement) shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the MortgageIT Servicing Agreement, to be delivered to the Indenture Trustee. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Issuer and the Indenture Trustee subject to the Master Servicer’s right to retain or withdraw from the Payment Account the Master Servicer Compensation and other amounts provided in this Agreement and the right of the Servicer to retain its Servicing Fee and other amounts as provided in the MortgageIT Servicing Agreement. The Master Servicer shall, and (to the extent provided in the MortgageIT Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Issuer, the Indenture Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)          All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Issuer, the Indenture Trustee and the Noteholders and shall be and remain the sole and exclusive property of the Issuer, subject to the pledge to the Indenture Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the MortgageIT Servicing Agreement.

Section 3.09.	Standard Hazard Insurance and Flood Insurance Policies.

(a)          For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the MortgageIT Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the MortgageIT Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the MortgageIT Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)          Pursuant to Section 4.01 and 4.04, any amounts collected by the Servicer or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the MortgageIT Servicing Agreement) shall be deposited into the Payment Account, subject to withdrawal pursuant to Section 4.04 and 4.05. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Noteholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.04 and 4.05.

Section 3.10.    Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the MortgageIT Servicing Agreement) cause the Servicer to prepare and present on behalf of the Issuer, the Indenture Trustee and the Noteholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Payment Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11.	Maintenance of the Primary Mortgage Insurance Policies.

(a)          The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the MortgageIT Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the MortgageIT Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the MortgageIT Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the MortgageIT Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the MortgageIT Servicing Agreement, as applicable.

(b)          The Master Servicer agrees to cause the Servicer (to the extent required under the MortgageIT Servicing Agreement) to present, on behalf of the Issuer, the Indenture Trustee and the Noteholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.04, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Payment Account, subject to withdrawal pursuant to Sections 4.04 and 4.05.

Section 3.12.    Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee shall retain or shall cause the Custodian to retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Notes have been distributed in full and the Indenture has been satisfied and discharged in accordance with Section 4.10 of the Indenture, the Indenture Trustee shall also retain, or shall cause the Custodian to retain, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13.    Realization Upon Defaulted Mortgage Loans. For each Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the Master Servicer shall cause the Servicer (to the extent required under the MortgageIT Servicing Agreement) to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Mortgage Loans, all in accordance with the MortgageIT Servicing Agreement or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to those Mortgage Loans. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or sale; provided, however, that such costs and expenses will be recoverable as servicing advances by the Servicer as contemplated in Section 4.05.

Section 3.14.	Compensation for the Master Servicer.

On each Payment Date the Master Servicer will be entitled to all income and gain realized from any investment of funds in the Payment Account, pursuant to Article IV, for the performance of its activities hereunder (the “Master Servicer Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (other than any Prepayment Charges) shall be retained by the Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15.	REO Property.

(a)          In the event the Trust Estate acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Noteholders. The Master Servicer shall, to the extent provided in the MortgageIT Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of the MortgageIT Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the MortgageIT Servicing Agreement.

(b)          The Master Servicer shall, to the extent required by the MortgageIT Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)          The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)          To the extent provided in the MortgageIT Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Payment Account on the next succeeding Servicer Remittance Date.

Section 3.16.	Annual Officer’s Certificate as to Compliance.

(a)          The Master Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under the MortgageIT Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)          Copies of such statements shall be provided to any Noteholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17.    Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Issuer, the Indenture Trustee, the Rating Agencies and the Depositor on or before March 1 of each year, commencing on March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Noteholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 3.18.     Reports Filed with Securities and Exchange Commission. Within 15 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to January 30 in any year, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Estate, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the MortgageIT Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.16 and 3.17. Prior to (i) March 31, 2006, or such earlier filing date as may be required by the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer

Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Estate. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor and the Issuer in connection with any additional filings with respect to the Trust Estate as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Estate.

Section 3.19.	Reserved.

Section 3.20.     UCC. The Depositor shall inform the Indenture Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust Estate with stamped recorded copies of such financing statements to be delivered to the Indenture Trustee promptly upon receipt by the Depositor. If directed by the Depositor in writing, the Indenture Trustee will execute any continuation statements prepared by the Depositor and deliver them as directed solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.21.	Optional Purchase of Mortgage Loans.

(a)          With respect to any Mortgage Loan which is delinquent in payment by 90 days or more or is an REO Property, the Servicer shall have the right to purchase such Mortgage Loan from the Trust Estate at a price equal to the Repurchase Price.

b)          Pursuant to the MortgageIT Servicing Agreement, the Servicer will have the option at any time to purchase any of the Mortgage Loans from the Trust Estate at the Repurchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans, this option will thereupon terminate. This option is not revocable by the Servicer.

(c)          If at any time the Servicer remits to the Master Servicer a payment for deposit in the Payment Account covering the amount of the Repurchase Price for a Mortgage Loan in accordance with Section 3.21(a) or Section 3.21(b) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Indenture Trustee shall execute the assignment of such Mortgage Loan to the Servicer, without recourse, representation or warranty and the Servicer shall succeed to all of the Indenture Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Issuer, the Indenture Trustee or the Noteholders with respect thereto.

Section 3.22.    Monthly Advances. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the Servicer was required to make an advance pursuant to the MortgageIT Servicing Agreement exceeds the amount deposited in the Payment Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer (solely in its capacity as successor Servicer) will deposit in the Payment Account not later than the related Payment Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer (solely in its capacity as successor Servicer) shall continue to make such advances through the date that the Servicer is required to do so under the MortgageIT Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Payment Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 3.23.     Compensating Interest Payments. The Master Servicer shall deposit in the Payment Account not later than each Payment Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicer under the MortgageIT Servicing Agreement with respect to subclauses (a) and (b) of the definition of Interest Shortfalls with respect to the Mortgage Loans for the related Prepayment Period, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Payment Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

ARTICLE IV

Accounts

Section 4.01.     Protected Accounts. (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the MortgageIT Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which account shall be deposited within two (2) Business Days (or as of such other time specified in the MortgageIT Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the MortgageIT Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Protected Account shall be an Eligible Account. The Servicer is hereby authorized to make withdrawals from and deposits to the Protected Account for purposes required or permitted by this Agreement. To the extent provided in the MortgageIT Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of the Noteholders.

(b)          To the extent provided in the MortgageIT Servicing Agreement, amounts on deposit in the Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer under the MortgageIT Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent required by the MortgageIT Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.

(c)          To the extent required by the MortgageIT Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Payment Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)           Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the MortgageIT Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)          Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

(iii)         Principal Prepayments in part received by the Servicer for the Mortgage Loans in the related Prepayment Period; and

(iv)	Any amount to be used as a Monthly Advance.

(d)          Withdrawals may be made from the Protected Account only to make remittances as provided in Section 4.01(c), 4.04 and 4.05; to reimburse the Master Servicer or the Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 7.10. As provided in Sections 4.01(a) and 4.04(b) certain amounts otherwise due to the Servicer may be retained by it and need not be deposited in the Payment Account.

Section 4.02.	[Reserved].
Section 4.03.	[Reserved].

Section 4.04.    Payment Account. (a) The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account as a segregated trust account or accounts. The Securities Administrator will deposit in the Payment Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)	Any amounts withdrawn from the Protected Account;
(ii)	Any Monthly Advance and any Compensating Interest Payments;

(iii)        Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the Protected Account;

(iv)         The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller and the Repurchase Price with respect to any Mortgage Loans purchased by the Servicer pursuant to Section 3.21;

(v)          Any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Payment Account; and

(vi)         Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Payment Account pursuant to this Agreement.

(b)          The requirements for crediting the Payment Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) and (xii), need not be remitted by the Master Servicer or Servicer to the Securities Administrator for deposit in the Payment Account. In the event that the Master Servicer shall remit or cause to be remitted to the Securities Administrator for deposit to the Payment Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)          The Payment Account shall constitute a non-interest bearing trust account of the Trust Estate segregated on the books of the Securities Administrator and held by the Securities Administrator in trust, and the Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The Payment Account shall be an Eligible Account.

(d)          The amount at any time credited to the Payment Account shall be (i) held in cash or (ii) invested, in the name of the Indenture Trustee, for the benefit of the Noteholders, but only in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date if the obligor for such Permitted Investment is the Securities Administrator, or if such obligor is any other Person, the Business Day preceding such Payment Date. All investment earnings on amounts on deposit in the Payment Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Securities Administrator shall remit all investment earnings from the Payment Account to the Master Servicer on each Payment Date. If there is any loss on a Permitted Investment, the Master Servicer shall remit the amount of the loss to the Securities Administrator who shall deposit such amount in the Payment Account.

(e)          The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.05.

Section 4.05.     Permitted Withdrawals and Transfers from the Payment Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Payment Account as certified by the Securities Administrator in accordance with the terms of this Agreement but not in any order of priority):

(i)           to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

(ii)          to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)         to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Subsection 4.05 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)         to reimburse the Master Servicer or the Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)          to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (iv);

(vi)         to pay the Master Servicer as set forth in Section 3.14; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03;

(vii)        to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 5.04(c) and (d), to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Payment Account;

(viii)      to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(ix)         to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(x)          to reimburse or pay the Indenture Trustee, the Owner Trustee, the Administrator and the Securities Administrator any amounts due or expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement, the Indenture, the Administration Agreement and the Trust Agreement, to the extent such amounts have not already been previously paid or reimbursed to such party from the Payment Account;

(xi)	to remove amounts deposited in error; and
(xii)	to clear and terminate the Payment Account pursuant to Section 7.10.

(b)          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Payment Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Payment Account under Section 4.04(b).

(c)          On each Payment Date, pursuant to Section 3.05 of the Indenture, the Securities Administrator shall distribute the Available Funds to the extent on deposit in the Payment Account to the Holders of the Notes, in accordance with Section 3.05 of the Indenture.

ARTICLE V

The Master Servicer

Section 5.01.    Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 5.02.	Merger or Consolidation of the Master Servicer.

(a)          The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)          Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03.   Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator. The Master Servicer agrees to indemnify the Indenture Trustee, Owner Trustee and Securities Administrator (each an “Indemnified Person”) for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the MortgageIT Servicing Agreement, the Assignment Agreement or the Notes or the powers of attorney delivered by the Indenture Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect an Indemnified Persons’ right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Indenture Trustee, Owner Trustee, Master Servicer and the Securities Administrator and the termination of this Agreement. The Seller agrees to indemnify the Owner Trustee for any loss, liability or expense for which the Depositor is required to indemnify the Owner Trustee pursuant to Section 7.02 of the Trust Agreement, other than (x) any loss liability or expense required to be covered by the Master Servicer pursuant to this

Section 5.03 (y) and any loss, liability or expense already paid by the Depositor in accordance with Section 7.02 of the Trust Agreement.

Section 5.04.     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 5.03:

(a)          Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Estate or the Noteholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)          The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)          The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust Estate and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the Notes or the MortgageIT Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

(d)          The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement or the Indenture and the rights and duties of the parties hereto and the interests of the Noteholders hereunder and thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer shall be entitled to be reimbursed therefor out of the Payment Account as provided by Section 4.05. Nothing in this Subsection 5.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)          In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Estate might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give written notice to the Indenture Trustee if it has notice of such potential liabilities.

(f)           The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

Section 5.05.    Master Servicer Not to Resign. Except as provided in Section 5.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel addressed to the Indenture Trustee and the Issuer to such effect delivered to the Indenture Trustee and the Issuer. No such resignation by the Master Servicer shall become effective until the Company or the Indenture Trustee or a successor to the Master Servicer reasonably satisfactory to the Indenture Trustee and Company shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02 hereof. The Indenture Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

Section 5.06.    Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Indenture Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 5.07.    Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to master service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Indenture Trustee and Company (as evidenced in a writing signed by the Indenture Trustee and Company); and (d) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Issuer and the Indenture Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuer and the Indenture Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VI

Default

Section 6.01.    Master Servicer Events of Default. “Master Servicer Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Master Servicer Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)           The Master Servicer fails to cause to be deposited in the Payment Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)          The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Noteholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes; or

(iii)        There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)         The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)          The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 5.05 or 5.07; or

(vi)         The Master Servicer fails to deposit, or cause to be deposited, in the Payment Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Business Day before the Payment Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, either the Indenture Trustee or the Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes, by notice in writing to the Master Servicer (and to the Indenture Trustee if given by such Noteholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 6.02, automatically and without further action pass to and be vested in the Indenture Trustee pursuant to this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Indenture Trustee of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Indenture Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 6.01 shall occur of which a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge, the Indenture Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Noteholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Indenture Trustee shall thereupon become the successor Master Servicer as provided in Section 6.02 and carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 6.01. Any such action taken by the Indenture Trustee must be prior to the distribution on the relevant Payment Date.

Section 6.02.     Indenture Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 6.01 or an Opinion of Counsel pursuant to Section 5.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Indenture Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Seller shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Indenture Trustee shall have no obligation whatsoever with respect to any liability (including advances deemed recoverable and not previously made with respect to the relevant Payment Date giving rise to the Master Servicer Event of Default which shall be made by such successor Master Servicer) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 5.06, the Indenture Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Indenture Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Notes will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee shall be the successor and act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as the Company and such successor shall agree; provided, however, that the provisions of Section 5.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          If the Indenture Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI of the Indenture shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Indenture Trustee in its capacity as Indenture Trustee); the provisions of Article V, however, shall apply to it in its capacity as successor master servicer.

Section 6.03.    Notification to Noteholders. Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and to the Rating Agencies.

Section 6.04.    Waiver of Defaults. The Indenture Trustee shall transmit by mail to all Noteholders, within 60 days after the occurrence of any Master Servicer Event of Default of which a Responsible Officer of the Indenture Trustee received written notice or has actual knowledge, unless such Master Servicer Event of Default shall have been cured, notice of each such Master Servicer Event of Default. The Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes may, on behalf of all Noteholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Notes, which default may only be waived by Holders of Notes aggregating 100% of the Note Principal Balance of the Notes. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Indenture Trustee shall give notice of any such waiver to the Rating Agencies.

ARTICLE VII

Miscellaneous Provisions

Section 7.01.    Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Company, the Depositor, the Master Servicer, the Securities Administrator and the Indenture Trustee, without notice to or the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, addressed to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

(b)          This Agreement may also be amended from time to time by the Issuer, the Company, the Master Servicer, the Depositor, the Securities Administrator and the Indenture Trustee, with the consent of the Holders of Notes aggregating at least 51% of Note Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage of Notes the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 7.01(b), Notes registered in the name of or held for the benefit of the Issuer, the Depositor, the Securities Administrator, the Master Servicer, or the Indenture Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Notes.

(c)          Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Noteholder, with a copy to the Rating Agencies.

(d)          In the case of an amendment under Subsection 7.01(b) above, it shall not be necessary for the Noteholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Noteholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Indenture Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee, the Master Servicer and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects its own respective rights, duties or immunities under this Agreement.

Section 7.02.     Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust Estate upon the request in writing of a Noteholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Noteholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Noteholders or is required by law.

Section 7.03.    Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.04.    Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 33 Maiden Lane, 6th Floor, New York, New York 10038, Attention: General Counsel, telecopier number: (646) 346-8671, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Indenture Trustee, at the Corporate Trust Office or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 33 Maiden Lane, 6th Floor, New York, New York 10038, Attention: General Counsel, telecopier number: (646) 346-8671, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - MortgageIT 2005-5), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Issuer, to MortgageIT Trust 2005-5 c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the other parties hereto in writing; and (vii) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Issuer or the Owner Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Noteholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Noteholder receives such notice.

Section 7.05.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders thereof.

Section 7.06.    Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto, the Noteholders and their respective successors and assigns. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

Section 7.07.     Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 7.08.  Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 7.09.     Notice to Rating Agencies. The Indenture Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice:

1.	Any material change or amendment to this Agreement;

2.            The occurrence of any Master Servicer Event of Default that has not been cured;

3.            The resignation or termination of the Master Servicer, the Indenture Trustee or the Securities Administrator; and

4.	Any change in the location of the Payment Account.

Section 7.10.     Termination. The respective obligations and responsibilities of the parties hereto created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof and, if applicable, the optional redemption of the Notes pursuant to Section 8.07 thereof. Upon the presentation and surrender of the Notes, the Securities Administrator shall distribute to the remaining Noteholders, in accordance with their respective interests, all distributable amounts remaining in the Payment Account. Following such final Payment Date, the Indenture Trustee shall, or shall cause the Custodian to, release promptly to the Issuer or its designee the Mortgage Files for the remaining Mortgage Loans, and the Payment Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Noteholders in trust without interest pending final distributions pursuant to the Indenture.

Section 7.11.    No Petition. Each party to this Agreement (and with respect to Wells Fargo, solely in its capacities as Master Servicer and Securities Administrator and not in its individual or corporate capacity) by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Agreement by one year.

Section 7.12.     No Recourse. The Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.

Section 7.13.    Additional Terms Regarding Indenture. The Indenture Trustee shall have only such duties and obligations under this Agreement as are expressly set forth herein, and no implied duties on its part shall be read into this Agreement. In entering into and acting under this Agreement, the Indenture Trustee shall be entitled to all of the rights, immunities, indemnities and other protections set forth in Article VI of the Indenture.

Section 7.14.     Patriot Act. In order to comply with its duties under the USA Patriot Act of 2001, the Indenture Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party’s name, address and other identifying information.

IN WITNESS WHEREOF, the Depositor, the Issuer, the Company, the Indenture Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGEIT SECURITIES CORP., as Depositor

By:	/s/ Donald Epstein
Name: Donald Epstein
Title: Treasurer

MORTGAGEIT TRUST 2005-5,
as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ James P. Lawler
Name: James P. Lawler
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:	/s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

By:	/s/ Brent Hoyler
Name: Brent Hoyler
Title: Associate

MORTGAGEIT HOLDINGS, INC.

By:	/s/ Andy Occhino
Name: Andy Occhino
Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Sandra Whalen
Name: Sandra Whalen
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:	/s/ Sandra Whalen
Name: Sandra Whalen
Title: Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 25th day of October, 2005 before me, a notary public in and for said State, personally appeared Donald Epstein, known to me to be a Treasurer of MortgageIT Securities Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mary Doherty
Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On the 20th day of October, 2005 before me, a notary public in and for said State, personally appeared James Lawler, known to me to be a Vice President of Wilmington Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ J. Christopher Murphy
Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the 25th day of October, 2005 before me, a notary public in and for said State, personally appeared Barbara Campbell, known to me to be an Vice President of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Amy Lynn Stoddard
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 25th day of October, 2005 before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Janet M. Jolley
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 25th day of October, 2005 before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice Presidnet of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Janet M. Jolley
Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 25th day of October, 2005 before me, a notary public in and for said State, personally appeared _______________, known to me to be a ___________________ of MortgageIT Holdings, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[IN ACCORDANCE WITH RULE 202 OF REGULATION S-T THIS MORTGAGE LOAN SCHEDULE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.]

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company (the “Indenture Trustee”) [_______________] [_______________]

Deutsche Bank National Trust Company (the “Custodian”) [_______________] [_______________]

RE:

Sale and Servicing Agreement, dated as of October 25, 2005 (the “Sale and Servicing Agreement”), among MortgageIT Trust 2005-5 as Issuer, MortgageIT Securities Corp., as Depositor, Deutsche Bank National Trust Company, as Indenture Trustee, Wells Fargo Bank, National Association, as Securities Administrator and Master Servicer and MortgageIT Holdings, Inc., as Seller.

In connection with the administration of the Mortgage Loans held by the Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

This release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____	1.	Mortgage Paid in Full and proceeds have been deposited into the Payment Account

____	2.	Foreclosure

____	3.	Substitution

____	4.	Other Liquidation

____	5.	Nonliquidation	Reason:_____________________________

____	6.	California Mortgage Loan paid in full

By:_________________________________
(authorized signer)

Issuer:______________________________
Address:____________________________
Date:_______________________________

EXHIBIT C

MORTGAGEIT SERVICING AGREEMENT

[Provided Upon Request]

EXHIBIT D

ASSIGNMENT AGREEMENT

[Provided Upon Request]

EXHIBIT E

MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of October 1, 2005, is made between MortgageIT Holdings, Inc. (the “Seller”) and MortgageIT Securities Corp. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the “Mortgage Loans”), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser, and that the Seller make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of October 25, 2005 (the “Trust Agreement”), among the Purchaser, as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and Wells Fargo Bank, National Association, as securities administrator, certificate registrar and certificate paying agent, the Purchaser will convey the Mortgage Loans to the Issuer (as defined below);

WHEREAS, pursuant to the terms of a Servicing Agreement dated as of November 1, 2004 (the “Servicing Agreement”), between the Seller and the Purchaser, the Seller will service, or cause to be serviced by the Subservicer, the Mortgage Loans;

WHEREAS, pursuant to the terms of a Sale and Servicing Agreement dated as of October 25, 2005 among the Purchaser, the Seller, Wells Fargo Bank, National Association as Master Servicer (the “Master Servicer”) and Securities Administrator (the “Securities Administrator”), a Trust Estate designated as MortgageIT Trust 2005-5, a Delaware statutory trust (the “Issuer”) and Deutsche Bank National Trust Company as Indenture Trustee (the “Indenture Trustee”), the Master Servicer will master service the Mortgage Loans; and

WHEREAS, pursuant to the terms of an Indenture dated as of October 25, 2005 (the “Indenture”), among the Issuer, the Securities Administrator and the Indenture Trustee, the Issuer will pledge the Mortgage Loans and issue and transfer to the Purchaser the MortgageIT Trust 2005-5, Mortgage-Backed Notes, Series 2005-5, Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Notes (collectively, the “Notes”), representing debt of the Issuer;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Definitions. For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A attached to the Indenture, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1.	Sale of Mortgage Loans.

(a)          The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located, (i) all of its right, title and interest in the Mortgage Loans identified on Exhibit 1 as of the Closing Date, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date, and all collections of interest and principal due after the Cut-off Date, (ii) the Seller's interest in any insurance policies related to the Mortgage Loans and (iii) all proceeds of the foregoing.

(b)          In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with Deutsche Bank National Trust Company, as custodian for the Indenture Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)           the original Mortgage Note endorsed without recourse to the order of the Indenture Trustee or in blank, and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee or in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, a lost note affidavit together with a copy of the related Mortgage Note;

(ii)          the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller or the public recording office in which such original Mortgage has been recorded, or, if the original Security Instrument, assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Sale and Servicing Agreement, shall be in recordable form;

(iii)         unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Deutsche Bank National Trust Company, as Indenture Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Indenture Trustee thereon (or if (A) the original Security Instrument, assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Sale and Servicing Agreement, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Sale and Servicing Agreement, shall be in recordable form);

(iv)         all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)          the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)         the original or a copy of the policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)	originals of all modification agreements, if applicable and available.

If a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Indenture Trustee (as pledgee of the Mortgage Loans), the Noteholders or the Certificateholders in such Mortgage Loan, including if any document required to be delivered to the Indenture Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the second following paragraph), the Seller shall cure such defect, repurchase the related Mortgage Loan at the Repurchase Price or substitute a Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Mortgage Loans.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller's own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with the Sale and Servicing Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Notes issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Indenture, unless and until such Mortgage Loan is repurchased in accordance with the terms of the Indenture.

Promptly after the Closing Date (or after the date of transfer of any Substitute Mortgage Loan), the Seller, at its own expense, shall complete and submit for recording in the appropriate public office for real property records each of the assignments referred to in clause (iii) above, with such assignment completed in favor of the Indenture Trustee. While such assignment to be recorded is being recorded, the Indenture Trustee shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Indenture Trustee because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (ii) or (iv) above, delivered by the Seller to the Indenture Trustee, prior to or concurrently with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals of such documents to the Indenture Trustee, promptly upon receipt thereof.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1.

(c)          The parties hereto intend that the transactions set forth herein, including the sale of the Mortgage Loans pursuant to this Agreement, constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed by a court of competent jurisdiction not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law, including, without limitation, Article 9 of the applicable Uniform Commercial Code. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Delaware (which shall have been submitted for filing as of the Closing Date with respect to the Principal Balance of the Mortgage Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Indenture.

	Section 2.2.	Payment of Purchase Price for the Mortgage Loans.
(a)	The purchase price for the Mortgage Loans shall be equal to the sum of $		*

(b)          In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall (A) pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a).

* Provided Upon Request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

REMEDIES FOR BREACH

Section 3.1.     Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)	with respect to the Seller:

(i)           the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on its business as presently conducted or on its ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)          the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)         the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)          this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)         there are no actions, litigation, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)       The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

(viii)      the Seller's chief executive office and principal place of business are located in the County of New York in the State of New York.

(b)	with respect to the Mortgage Loans:

(i)           as of the Cut-off Date, the information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

(ii)          immediately prior to the transfer to the Purchaser, the Seller had good title to and is the sole owner of each Mortgage and Mortgage Note relating to the Mortgage Loans, and is conveying the same free and clear of any and all liens, claims, encumbrances, pledges, charges or security interests of any nature, the related Mortgage Note and the Mortgage were not subject to any pledge or assignment, and the Seller has full legal authority to sell and assign the Mortgage Loans pursuant to this Agreement;

(iii)         no default, release or waiver exists under the mortgage documents, and no modifications to the mortgage documents have been made that have not been disclosed;

(iv)         there is no monetary default existing under any Mortgage or the related Mortgage Note; neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration with respect thereto; and no foreclosure action is threatened or has been commenced with respect to such Mortgage Loan;

(v)          each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Seller and its affiliates. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in the Mortgage Loan that such Mortgage Loan would not be paid in full when due;

(vi)         no selection procedures reasonably believed by the Seller to be adverse to the interest of the Noteholders or Certificateholders have been used in selecting the Mortgage Loans;

(vii)        Each Mortgage is a valid and enforceable first lien on the Mortgaged Property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term at least 10 years longer than the term of the related Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)      there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are fully insured against by a title insurance policy included in the Mortgage File;

(ix)         there is no delinquent tax or assessment lien against the Mortgaged Property subject to any Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(x)          there is no valid offset, defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)         except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Seller's knowledge, threatened, for the total or partial condemnation of any Mortgaged Property;

(xii)       neither any improvement located on or being part of the Mortgaged Property, nor the Mortgaged Property itself, is in violation of any applicable zoning law or regulation, or subdivision law or ordinance;

(xiii)      each Mortgage Loan has been serviced since origination in accordance with the servicing standard set forth in Section 3.01 of the Servicing Agreement and in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(xiv)      the terms of the Mortgage Note or Mortgage have not been impaired, altered or modified in any material respect, except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Notes and which has been delivered to the Indenture Trustee;

(xv)        a lender's policy of title insurance (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage as to the first lien priority of the Mortgage Loan subject to the standard exceptions set forth therein, together with a condominium endorsement and extended coverage endorsement, if applicable, and an 8.1 ALTA environmental endorsement or equivalent endorsement in an amount at least equal to the original principal balance of each such Mortgage Loan or a commitment binder, commitment to issue the same or preliminary policy affirmatively insuring ingress and egress and insuring against encroachments by or upon the Mortgaged Property on the standard ALTA form, was effective on the date of the origination of each Mortgage Loan, and each such policy is valid and remains in full force and effect;

(xvi)      at the time of origination, each Mortgaged Property was the subject of an appraisal on Form 1004 or Form 2055 with an interior inspection which conformed to the underwriting requirements of the originator of the Mortgage Loan;

(xvii)     if for any Mortgage Loan the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the maximum amount of coverage that is available under federal law; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(xviii)    the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy which policy provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding Principal Balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(xix)      as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due, and no borrower under a Mortgage Loan has been 30 or more days past due more than once during the twelve months preceding the Cut-off Date;

(xx)        the information set forth under the caption “The Mortgage Pool—General” in the Prospectus Supplement is true and correct in all material respects;

(xxi)	with respect to each Mortgage Loan secured by a leasehold estate:

(1)          The leasehold created by direct lease of the freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged. The ground lease grants any leasehold mortgagee standard protections necessary to protect the security of a leasehold mortgagee including the right of the leasehold mortgagee to receive notice of the lessee's default under the ground lease; the right of the leasehold mortgagee, with adequate time, to cure such default; and, in the case of incurable defaults of the lessee, the right of the leasehold mortgagee to enter into a new ground lease with the lessor on terms financially identical and otherwise substantially identical to the existing ground lease;

(2)          The ground lease was made at the origination of the Mortgage Loan, and is in full force and effect without any outstanding defaults, and was and is not subject to liens and encumbrances;

(3)          The ground lease has an original term which extends not less than ten (10) years beyond the term of the Mortgage; and

(4)          The fee estate of the lessor under the ground lease is encumbered by the ground lease, and any lien of any present or future fee mortgagee is and will be subject to and subordinate to the ground lease. The foreclosure of the fee mortgage will not terminate the leasehold estate or the rights of the sub tenants, and the fee mortgage is subject to the ground lease;

(xxii)     each of the Mortgage and the assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxiii)    the Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxiv)    none of the Mortgage Loans are reverse mortgage loans, graduated payment mortgage loans or growth equity mortgage loans. None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are “buy down” mortgage loans;

(xxv)     the terms of the related Mortgage Note and the related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (x) if required by law in the jurisdiction where the Mortgaged Property is located, or (y) to protect the interests of the Indenture Trustee on behalf of the Noteholders;

(xxvi)    each Mortgage Loan was originated or purchased by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, in each case within the meaning of Section 3(a)(41)(A)(ii) of the Exchange Act;

(xxvii)   the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

(xxviii)  with respect to each Mortgage Loan, either (i) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxix)    each Mortgage Loan complies with applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act (“TILA”), disclosure laws and all applicable anti-predatory lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws or regulations;

(xxx)     No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor’s Glossary For File Format For LEVELS® Version 5.6c Revised attached hereto as Exhibit 2); and

(xxxi)    No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive the sale of the Mortgage Loans from the Seller to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.

Upon discovery by the Seller or upon notice from the Purchaser, the Indenture Trustee, the Issuer, the Owner Trustee, or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interest of the Noteholders in any Mortgage Loan, the Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects, or (ii) to the extent that such breach is with respect to a Mortgage Loan and can be cured by the removal of that Mortgage Loan from the Trust, either (A) repurchase such Mortgage Loan from the Trust at the Repurchase Price, (B) substitute one or more Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth herein.

Upon discovery or receipt of notice by the Seller, the Purchaser or the Indenture Trustee of a breach of any representation or warranty of the Seller set forth in clause (b) above with respect to any Mortgage Loan which materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser, the Noteholders, the Holders of the Trust Certificates, or the Indenture Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in clause (b) above, the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Repurchase Price. However, subject to the approval of the Purchaser, the Seller shall have the option to substitute a Substitute Mortgage Loan or Loans for such Mortgage Loan. The Repurchase Price for any such Mortgage Loan repurchased by the Seller, and any amounts paid by the Seller in connection with the preceding sentence, shall be deposited or caused to be deposited by the Seller in the Payment Account maintained by the Securities Administrator pursuant to Section 4.04 of the Sale and Servicing Agreement. The obligations of the Seller to cure, purchase or substitute a Substitute Mortgage Loan shall constitute the Purchaser's, the Indenture Trustee's and the Noteholders' sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

In the event that the Seller elects to substitute a Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 3.1(b), the Seller shall deliver to the Indenture Trustee and the Master Servicer, as appropriate, with respect to such Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution, to the extent received by the Securities Administrator, will be retained by the Securities Administrator and remitted by the Securities Administrator to the Seller on the next succeeding Distribution Date. After the month of substitution, the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. Upon such substitution, the Mortgage Loan Schedule shall be amended to reflect the addition of the Substituted Mortgage Loan or Loans, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects and the Seller shall be deemed to have made the representations and warranties with respect to the Substitute Mortgage Loan contained in Section 3.1(b) as of the date of substitution (other than representation (xx)).

In connection with the substitution of one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Noteholders in the month of substitution). The Seller shall provide the Securities Administrator on the day of substitution for immediate deposit into the Payment Account the amount of such shortfall, without any reimbursement therefor. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in clause (b) above shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a Substitute Mortgage Loan pursuant to the terms hereof.

Section 3.2.       Purchaser Representations and Warranties. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)          the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on its business as presently conducted or on its ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)          the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)          the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)          the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)          this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)           except as previously disclosed to the Purchaser in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser or would reasonably be expected to materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

ARTICLE IV

SELLER'S COVENANTS

Section 4.1.       Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Seller will notify the Indenture Trustee, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Indenture Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

ARTICLE V

LIMITATION ON LIABILITY OF THE SELLER

Section 5.1.      Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Basic Documents, the Seller shall not be under any liability to the Trust Fund, the Indenture Trustee or the Noteholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VI

TERMINATION

Section 6.1.       Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Trust Fund pursuant to the terms of the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.       Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser only by written agreement signed by the Seller and the Purchaser.

Section 7.2.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regarding to its rules and principles governing conflicts of law.

Section 7.3.       Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Seller:
MortgageIT Holdings, Inc. 33 Maiden Lane, 6th Floor New York, New York 10038 Attention: General Counsel

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

(ii)	if to the Purchaser:
MortgageIT Securities Corp. 33 Maiden Lane, 6th Floor New York, New York 10038 Attention: General Counsel
or such other address	as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.4.       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever. then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5.       Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 7.6.       Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

Section 7.7.       Survival. The representations and warranties made herein by the Seller and the provisions of Article V hereof shall remain operative and in full force and effect and shall survive the purchase of the Mortgage Loans hereunder and the delivery of the Mortgage Loans and related documents to the Indenture Trustee and the Custodian.

Section 7.8.       Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Notes to be issued and rated in the highest rating category by the Rating Agency, with the Notes to be offered pursuant to the Purchaser's shelf registration statement, and each party will cooperate with the other in connection therewith.

Section 7.9.       Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans (other than the servicing rights with respect thereto), rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans (other than the servicing rights with respect thereto). The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.10.     Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Indenture Trustee, on behalf of the Trust Fund, for the benefit of the Noteholders and Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser's rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Indenture Trustee, on behalf of the Trust Fund, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGEIT SECURITIES CORP. as Purchaser

By:
Name:
Title:

MORTGAGEIT HOLDINGS, INC. as Seller

By:
Name:
Title:

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

[IN ACCORDANCE WITH RULE 202 OF REGULATION S-T THIS MORTGAGE LOAN SCHEDULE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.]

EXHIBIT 2

REVISED August 1, 2005

APPENDIX E - STANDARD & POOR'S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan